Madison Air to Acquire ebm-papst, Expanding Return on Air™ Capabilities and Accelerating Durable Growth in Air Quality Solutions

•Acquisition nearly doubles Madison Air’s addressable market while vertically integrating differentiated air flow technology and expanding commercial segment, aftermarket and services opportunities
•Reinforces the durability and resilience of Madison Air’s long-term growth algorithm through the addition of a high-quality business serving attractive, mission-critical air quality, cooling and industrial process applications
•Transaction is expected to be accretive to adjusted earnings per share (EPS) in the first full year following closing, with anticipated annual run-rate synergies of $160 million by year three and Madison Air’s proven operating model driving margin expansion

Chicago, Illinois, August 17, 2026 - Madison Air Solutions Corporation (NYSE: MAIR) (the “Company” or “Madison Air”), a global provider of air quality solutions, today announced it has entered into a definitive agreement to acquire ebm-papst at an enterprise purchase price of $5.4 billion, or $5.0 billion net of future tax savings1 (“effective enterprise purchase price”). The effective enterprise purchase price represents 14.6x ebm-papst’s forecasted 2026 adjusted EBITDA, or 10x including estimated run-rate synergies.
Headquartered in Mulfingen, Germany and founded in 1963, ebm-papst is a leading global supplier of high-performance airflow technology and a pioneer in integrated electronically commutated (“EC”) fan and motor systems, with more than 250 million fans installed worldwide within its Air Technology business. Its highly engineered products are specified early in the HVAC/R design process, helping customers improve energy efficiency, enhance reliability and reduce total lifecycle costs across mission-critical applications. Operating in approximately 40 countries, ebm-papst serves a diversified global customer base and is expected to generate approximately $2.8 billion of revenue and approximately $343 million of adjusted EBITDA in 2026.
“We’re excited about the opportunities this acquisition creates for our customers, employees and shareholders as Madison Air continues to expand our ability to deliver Return on Air and strengthen our position in attractive, growing markets,” said Jill Wyant, President and CEO of Madison Air. “As a longstanding ebm-papst customer, we have a deep appreciation for its integrated airflow technology, custom engineering expertise and talented team, which complement our expertise in mission-critical applications and market reach.”
Ms. Wyant continued, “Fans enable the airflow performance our customers depend on every day. By combining ebm-papst’s differentiated technology with Madison Air’s application expertise, trusted customer relationships and proven operating model, we will help more customers improve uptime, efficiency, compliance and productivity in mission-critical environments. The acquisition nearly doubles our addressable market, broadens our aftermarket and services opportunity, and further strengthens our long-term growth profile. Together, we are confident we can accelerate growth, enhance performance and create significant long-term value for shareholders.”
“Madison Air was founded on the belief that business can be one of the most powerful forces for good, particularly when we help people live safer, healthier and more productive lives through the power of better air,” said Larry Gies, Chairman of the Board and Founder of Madison Air. “Adding ebm-papst to the Madison Air portfolio is a natural extension of that purpose. The Board of Directors and I have tremendous confidence in Jill and her team and believe this combination will make Madison Air a stronger company capable of serving more customers, pursuing a larger opportunity and creating enduring value for many years to come.”
Klaus Geiβdörfer, CEO of ebm-papst added, “Since our founding more than six decades ago, ebm-papst has built a reputation on engineering excellence, innovation and earning the trust of our customers. Madison Air shares that philosophy and has demonstrated a long-term commitment to supporting entrepreneurial businesses. We are excited to join an organization that values our people, our culture and our technology, and we look forward to what we can accomplish together.”
1 Figures assume an exchange rate of 1 EUR to 1.14 USD. Future tax savings based on the net present value of the expected amortization of intangible assets over 15 years after the closing.

Compelling Strategic and Financial Rationale:
•Deepens vertical integration and expands technology portfolio: The acquisition adds ebm-papst’s integrated airflow technology, supported by more than 1,200 patents, to Madison Air’s portfolio and extends the Company’s capabilities across more of the air technology value chain. This will enable the combined company to accelerate innovation and deliver more holistic solutions throughout the full product lifecycle to solve complex air quality and energy efficiency challenges for customers in mission-critical applications.
•Creates a more durable growth platform: The transaction adds approximately $30 billion to Madison Air’s addressable market and broadens its commercial, aftermarket and services opportunities through a larger installed base, broader customer relationships and expanded channel presence.
•Applies Madison Air’s proven operating model to accelerate value creation and generate meaningful synergies: Madison Air expects to realize $160 million in annual run-rate cost synergies by year three, driven by its proven 80/20 operating model, the combined company’s scale, procurement savings and operational efficiencies. The combination also creates opportunities for additional growth through cross-selling solutions, collaborative innovation and deeper customer relationships.
•Brings together complementary capabilities and cultures: ebm-papst’s technological leadership, commitment to innovation and pioneering digital capabilities complement Madison Air’s entrepreneurial culture, commercial reach and operational capabilities. Both companies share a long-term focus on delivering differentiated air solutions for customers, providing a strong foundation for successful integration and sustained growth.
•Delivers accretion and compelling financial profile: The acquisition is expected to be accretive to adjusted earnings per share (EPS) in the first full year following closing, supported by strong free cash flow generation and a disciplined path to deleveraging.
Transaction Timing and Details
The effective enterprise purchase price is $5.0 billion. Madison Air intends to fund the transaction through a combination of cash on hand and debt and equity financing. The Company expects pro forma net leverage of less than 4.0x at closing, with a target of reducing net leverage to approximately 2.5x on a trailing 12-month basis within two years.
In connection with entry into the SPA, the Company received a debt commitment letter from certain financing sources, including fully underwritten financing commitments from UniCredit and Wells Fargo for the debt portion of the acquisition financing (the “Debt Commitment Letter”). The obligations of these financing sources to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions. The Acquisition is not subject to any financing condition.
The transaction is expected to close around year end, subject to receipt of required regulatory approvals and satisfaction of customary closing conditions.
Conference Call Details
Madison Air will host a conference call at 8:30 a.m. (ET) today to discuss the transaction. A live webcast and replay will be available at https://investors.madisonair.com/events. In connection with this press release and conference call, the Company has posted an investor presentation on its website at https://investors.madisonair.com.
About Madison Air
Madison Air (NYSE: MAIR) is an air quality solutions provider serving priority commercial and residential markets. Through its portfolio of trusted brands, including Addison, AprilAire, Big Ass Fans, Broan-NuTone, Nortek Air Solutions, Nortek Data Center Cooling and Reznor, the Company helps customers improve performance, protect critical assets and create healthier indoor environments. Madison Air's mission is to make the world safer, healthier and more productive through the power of better air.
Non-GAAP Measures
This press release (i) uses terms which are not generally used in presentations made in accordance with accounting principles generally accepted in the United States (“GAAP”), (ii) contains non-GAAP measures, including Adjusted EBITDA, (iii) uses terms which are not measures of financial condition or profitability and (iv) contains terms which are unlikely to be comparable to similar measures used by other companies in the Company’s industry.
The Company believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.

The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Non-GAAP measures have limitations as an analytical tool, and you should not consider these measures either in isolation or as a substitute for other methods of analyzing the results as reported under GAAP. You are encouraged to exercise caution when evaluating non-GAAP measures presented herein. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
HGB Financial Measures
The financial information relating to ebm-papst included herein has been prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as set forth in the German Commercial Code (Handelsgesetzbuch, “HGB”) and has not been prepared in accordance with GAAP.
HGB differs in certain material respects from GAAP. The Company has not attempted to quantify the impact of such differences on the financial data included herein, and readers are urged to consult their own advisors regarding such differences and their potential impact on the financial information presented. Accordingly, the financial information of ebm-papst presented herein may not be directly comparable to the financial information of the Company or its other subsidiaries prepared in accordance with GAAP, and readers should not rely on such information as though it were prepared on a comparable basis.
The financial information presented herein is preliminary and unaudited and is subject to change pending the completion of purchase price accounting, accounting policy alignment and the preparation of reconciliations from HGB to GAAP required in connection with the Company's reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that the consolidated financial statements of the combined company will reflect significant differences from the historical financial information of ebm-papst presented herein as a result of such reconciliations, purchase price adjustments and other assumptions. Readers are cautioned not to place undue reliance on the preliminary financial information included herein.
Cautionary Language Concerning Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. The forward-looking statements included herein are subject to risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "will," "should," “can have,” “positions,” "likely," "target," "goal," "strategy" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, including statements regarding the Company's expectations, intentions or strategies regarding the Acquisition, the expected benefits of the Acquisition, the anticipated timetable for completing the Acquisition, and the impact of the Acquisition on the Company's business and future financial condition and operating results.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected, including: uncertainties as to the timing of the Acquisition; the risk that the Acquisition may not be completed in a timely manner or at all, which may adversely affect the Company's business; the failure to satisfy the Closing Conditions, including the receipt of required merger control clearances, foreign investment control clearances and European Commission clearance under the EU Foreign Subsidies Regulation; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the SPA, including in certain circumstances requiring the Purchaser to pay the Break Fee; the ability of the Company to obtain the necessary financing arrangements, including under the Debt Commitment Letter and the Registered Equity Offering; the effect of the announcement or pendency of the Acquisition on the Company's business relationships, operating results and business generally; risks that the Acquisition may disrupt the Company's current business plans and operations; the Company's ability to retain and hire key personnel in light of the Acquisition; risks related to diverting management's attention from the Company's ongoing business operations; unexpected costs, charges or expenses resulting from the Acquisition; potential litigation relating to the Acquisition; the ability of the Company to successfully integrate the Group following the Closing and to achieve the anticipated benefits of the Acquisition, including estimated cost, operations, tax and commercial synergies, and the timeline to realize such benefits; the effects of the Acquisition on the Company's earnings, financial condition, net leverage ratio and credit ratings; the Company's estimates of the size of the markets it serves, including its total addressable market and the runway for growth in those markets, proving to be inaccurate; an inability to reduce or effectively manage its significant indebtedness and interest expense, including through any future financings or refinancings; a failure to develop and maintain effective internal control over financial reporting, including a failure to design and implement sufficient controls to remediate its material weaknesses; the markets into which the Company sells its products and services declining, not growing as expected, experiencing cyclicality or shifting towards products or services outside of its portfolio; changes in the general economy, the housing market or other business conditions; difficulties executing, integrating or realizing expected benefits from acquisitions, dispositions or joint ventures, or exposure to unexpected liabilities from such transactions, including the Acquisition; the restrictions imposed on the Company's ability to conduct primary follow-on equity offerings during the two-year period following its initial public offering and associated limitations on its ability to raise equity capital to fund growth initiatives, acquisitions or other strategic opportunities; increasing competitive pressures in the Company's industry and the markets in which it operates; difficulties implementing the Company's 80/20 operating model or other strategies intended to improve organic growth, including its artificial intelligence initiatives; an inability to demonstrate or communicate the benefits of the Company's Return on Air value proposition; the loss of key customers; delays, failures or other challenges in developing and commercializing new versions of the Company's products or new features and accessories; unsuccessful efforts to expand into adjacent markets; supply shortages, rising raw material or freight costs or disruptions in the Company's distribution network; inconsistent practices, controls or decision-making arising from the Company's decentralized organizational structure; the incurrence of events causing an impairment of goodwill or other asset impairment charges; disruption of the Company's operations in its manufacturing facilities, wholesale locations or key customer operations, including as a result of tariffs or other trade policies; failures to protect or defend the Company's intellectual property, including trade secrets or proprietary know-how, or infringement, misappropriation or other violations of others' intellectual property; operational disruptions at manufacturing, wholesale, or key customer locations, as well as labor shortages, disruptions or challenges in attracting and retaining qualified personnel; geopolitical conflicts, cybersecurity attacks, natural disasters, climate change, weather and seasonality that disrupt operations or adversely impact demand; changes in or noncompliance with varying domestic and foreign laws, regulations or government contracting requirements; warranty claims, product liability matters, recall claims, litigation or other legal proceedings, including alleged intellectual property infringement claims; violations of environmental, health and safety laws and regulations; changes in government regulations, trade policies and tariffs; decisions made by the Company's founder who controls the Company; and other factors disclosed in the section entitled "Risk Factors" of the Company's prospectus filed pursuant to Rule 424(b)(4) with the SEC on April 17, 2026, as may be updated or supplemented by any subsequent filings with the SEC.
The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based on many detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is very difficult to predict the impact of known factors, and it is impossible to anticipate all factors that could affect actual results. All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the foregoing cautionary statements, as well as other cautionary statements that are made from time to time in its other SEC filings and public communications. You should evaluate any forward-looking statements made in the context of these risks and uncertainties. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Reconciliation of Forecasted EBITDA and Adjusted EBITDA ebm-papst
The following table reconciles Forecasted EBITDA and Adjusted EBITDA for ebm-papst:

Forecasted (unaudited)
(in millions)	Twelve months ended December 31, 2026
Net sales	$2,772

Net Income	130
Income Tax Provision	28
Depreciation and Amortization	128
EBITDA	286

Adjustments:
One-Time IT Costs[1]	29
One-Time Transformation Costs[2]	14
Restructuring and Severance[3]	11
Other (income) and expenses[4]	3
Adjusted EBITDA	$343
Adjusted EBITDA Margin	12%
Expected cost synergies by end of year three	160
Adjusted EBITDA, including expected cost synergies by end of year three	$503
Note: The financial information relating to ebm-papst has been prepared in accordance with HGB and has not been prepared in accordance with GAAP. See the Disclaimer for additional details. Assumes an exchange rate of 1 EUR to 1.14 USD.
(1)Represents costs related to global harmonization and enhancement of the Company’s IT environment, primarily consisting of internal personnel costs, license fees, maintenance fees, and external IT consulting support.
(2)Represents costs related to specific transformation projects, consisting of external legal and consulting costs as well as internal personnel expenses.
(3)Represents costs and expenses in connection with various restructuring initiatives.
(4)Represents other non-operating items outside of core operations.
The following table reconciles Enterprise Purchase Price and Effective Enterprise Purchase Price:

(in millions)	Euros	U.S. Dollars[1]
Enterprise Value	€5,100	$5,814
Pension provision	(132)	(150)
Lease liability	(29)	(34)
Income tax balances	(22)	(25)
Other non-debt liabilities[2]	(148)	(168)
Working capital adjustment	5	6
Enterprise Purchase Price	4,775	5,444
Expected future tax savings[3]	(371)	(423)
Effective Enterprise Purchase Price	€4,404	$5,021
Note: Totals are calculated in whole dollars, may not foot to components above.
(1)Assumes an exchange rate of 1 EUR to 1.14 USD.
(2)Includes employee bonus incentives, retirement provisions, and restructuring accruals.
(3)Based on the net present value of the expected amortization of intangible assets over 15 years after the closing.

Investor Relations:
Email: IR@MadisonAir.com
Media Contact:
Email: ccarey@MadisonAir.com